Exhibit 99.3
TERMINATION AND MUTUAL RELEASE AGREEMENT

This TERMINATION AND MUTUAL RELEASE AGREEMENT (“Agreement”) is made and entered into effective as of October 31, 2008, by and between CHINA TEL GROUP, INC., a Nevada corporation (“CHTL”), and ASIA SPECIAL SITUATION ACQUISITION CORPORATION, a Cayman Islands corporation (“ASSAC”).  CHTL and ASSAC shall be individually referred to as a “Party” and collectively referred to herein as the “Parties”.

RECITALS
WHEREAS, the Parties have entered into that certain Stock Purchase Agreement dated July 8, 2008 and as amended and restated as of August 4, 2008 (collectively, the “Stock Purchase Agreement”); and

WHEREAS, the Parties have entered into that certain Agreement and Plan of Merger, dated _______________ (the “Merger Agreement”); and

WHEREAS, the Parties desire to terminate the Stock Purchase Agreement and to generally and mutually release each other from any and all claims one may have against the other, in accordance with the terms of this Agreement.

NOW, THEREFORE, for the valuable consideration described herein, the adequacy of which is hereby expressly acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT
1.           Termination of Stock Purchase Agreement.  The Parties hereto hereby mutually agree that the Stock Purchase Agreement and the Merger Agreement is hereby terminated. Neither Party shall be further obligated under the Stock Purchase Agreement and/or the Merger Agreement and there is no further expectation on the part of either Party that the other Party shall perform under the terms of the Stock Purchase Agreement and/or the Merger Agreement.

2.           Release by CHTL.  Except for the obligations created under this Agreement, CHTL hereby releases on its own behalf and on behalf of all of its affiliated companies, predecessors, successors, and assigns and any of its past or present officers, directors, employees, agents, managers, members, partners, shareholders, principals, or representatives, ASSAC and any of its  predecessors, successors, and assigns and any of its past or present officers, directors, employees, agents, managers, members, partners, shareholders, principals, or representatives,  from any and all rights, claims, liabilities, demands, actions, proceedings, causes of action, in law or in equity, by reason of any matter, event, cause or thing whatsoever, including, but not limited to the obligations of ASSAC under the Stock Purchase Agreement and/or the Merger Agreement.

3.           Release by ASSAC.  Except for the obligations created under this Agreement, ASSAC hereby releases on its own behalf and on behalf of all of  its predecessors, successors, and assigns and any of its past or present officers, directors, employees, agents, managers, members, partners, shareholders, principals, or representatives, CHTL and any of its affiliated companies, predecessors, successors, and assigns and any of its past or present officers, directors, employees, agents, managers, members, partners, shareholders, principals, or representatives,  from any and all rights, claims, liabilities, demands, actions, proceedings, causes of action, in law or in equity, by reason of any matter, event, cause or thing whatsoever, including, but not limited to the obligations of CHTL under the Stock Purchase Agreement and/or the Merger Agreement.

4.           Section 1542 Waiver.  The Parties and each of them expressly waive all rights and benefits under Section 1542 of the California Civil Code, or any similar provision under any other applicable state or federal law, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

      Each of the Parties acknowledges that they have been advised by their respective attorneys concerning and are familiar with the above provisions of California Civil Code Section 1542.

5.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the Parties with respect to the settlement and compromise of the matters set forth herein.  All prior and contemporaneous conversations, negotiations, possible and/or alleged agreements, representations, covenants and warranties between the parties hereto are merged herein.  This Agreement may be changed only with the mutual written consent of all Parties.

6.           No Admission.  Nothing in this Agreement is to be construed as an admission of wrongdoing or liability by any Party hereto, as such wrongdoing or liability is expressly denied, and no finding thereof has been made by any arbitrator, court or other tribunal. There are no allegations on the part of either Party of any wrongdoing or liability attributed to the actions or inactions of the other Party.

7.           Acknowledgement of Understanding and Legal Representation.  Each Party hereto acknowledges that it has been represented by competent legal counsel of its own choosing, in connection with the negotiation, drafting, and execution of this Agreement.

Accordingly, the language used in this Agreement will be deemed to be language chosen by all Parties hereto to express their mutual intent, and no rule of strict construction against any Party hereto will apply to any term or condition of this Agreement.  Each Party represents and warrants that it has read and fully understands and agrees to all provisions contained herein, and that it has entered into this Agreement voluntarily as its free act and deed.  Each of the undersigned Parties and their counsel has each reviewed this Agreement, and the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the Agreement.  Each Party further represents and warrants that its claims which are the subject of this Agreement have not been alienated or assigned to any person or entity not a Party to this Agreement and are not now nor ever have been at issue in any bankruptcy proceedings.

8.           Costs.  Unless expressly set forth herein, the Parties agree that each Party will bear its own costs and attorneys’ fees with respect to this matter, including the costs and fees associated with the preparation and execution of this Agreement.

9.           Severance.  Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability only, without invalidating the remaining provisions hereof.

10.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be one and the same instrument.

11.         Dispute Resolution.  In the event of a dispute related to or arising from the terms of this Agreement, such dispute: (i) shall be resolved before the American Arbitration Association in Orange County, California; (ii) the prevailing Party shall be entitled to all attorneys fees and costs and (iii) the Parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to choice of law principles.

12.           Signatures.  Each Party represents and warrants that the person signing this Agreement on its behalf is fully authorized and empowered to do so.  Signatures provided by facsimile shall be deemed original signatures and shall be binding signatures in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth at the beginning of this Agreement.

By		By
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	Its Title		Its Title

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